UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 9, 2019

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Item 1.01                      Entry into a Material Definitive Agreement.

On December 11, 2019, Primoris Services Corporation (the “Company”) issued a press release announcing an agreement to repurchase an aggregate of 2,316,960 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), from Brian Pratt, the Company’s largest stockholder and member of the Board of Directors (the “Board”), in a private transaction for an aggregate purchase price of approximately $50 million or $21.58 per share (the “Share Repurchase Agreement”). The Share Repurchase Agreement also contains a “standstill” covenant prohibiting Mr. Pratt from selling any additional shares of the Company’s Common Stock through May 26, 2020. The share repurchase was made pursuant to the Company’s existing $50 million repurchase program authorized by the Company’s Board of Directors in October 2019.

A copy of the Share Repurchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01. The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2019, the Company issued a press release announcing Brian Pratt has informed the Company of his decision to resign from the Company’s Board at the adjournment of the next regularly scheduled Board meeting in February 2020. Mr. Pratt’s resignation was to pursue other opportunities and did not result from any disagreements with management or the Board. The Board wishes to thank Mr. Pratt for his service and the numerous contributions he has made to the success of the Company.

A copy of the press release is set forth in Exhibit 99.2 and is incorporated herein by reference. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Share Repurchase Agreement dated December 10, 2019

99.1	Press release dated December 11, 2019

99.2	Press release dated December 9, 2019

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: December 12, 2019	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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